UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

333-173438	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

67 W. Easy Street, Unit 115

Simi Valley, CA 93065

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On November 4, 2014, Vapor Hub International Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Typenex Co-Investment, LLC, a Utah limited liability company (the “Investor”), pursuant to which we concurrently issued to Investor a Secured Convertible Promissory Note in a principal amount of $1,687,500 (the “Company Note”).  The principal amount includes an original issue discount of $80,000 plus an additional $7,500 to cover Investor's due diligence and legal fees in connection with the transaction.  In consideration for the Company Note, Investor paid an aggregate purchase price of $1,600,000 (the “Purchase Price”), consisting of an initial cash purchase price of $200,000 and the issuance to us of ten promissory notes, the first two promissory notes in a principal amount of $100,000 and the remaining eight promissory notes in a principal amount of $150,000 (each an “Investor Note” and collectively, the “Investor Notes”). The Company Note and the Investor Notes each bear interest at the rate of 10% per annum and mature on April 4, 2019 and our obligations under the Company Note are secured by liens on the Investor Notes pursuant to the terms of a Security Agreement entered into by us in favor of the Investor.  Subject to certain conditions, we may prepay the Company Note by making a payment equal to 125% of the then outstanding balance (including interest and other fees and amounts due).  Each of the Investor Notes may be prepaid only upon the mutual agreement of the parties.

Beginning on May 4, 2015, we are required to repay the outstanding balance on the Note in monthly installments of approximately $35,000 per month plus all unpaid interest and other costs, fees or charges under the Company Note. Payment may be made in cash or, subject to certain conditions, in shares of our common stock or any combination of cash and shares. If payments are made in shares, such installments or portions thereof are, subject to certain conditions, convertible into shares of our common stock at the lesser of (i) a conversion price of $0.10, subject to adjustment or (ii) a price that is equal to 70% of the average of the three lowest closing bid prices of our common stock in the twenty trading days immediately preceding such conversion, subject to a floor of $0.01.  In addition, on the date that is twenty trading days from the date we deliver installment shares to Investor, there is a true-up where we are required to deliver additional shares if the installment conversion price as of the true-up date is less than the installment conversion price used to deliver the initial shares.

Beginning on May 4, 2015, all or any amount of a conversion eligible tranche (as described below) under the Company Note is convertible, at the option of the Investor, into shares of our common stock at a conversion price of $0.10 per share, subject to customary anti-dilution adjustments and other adjustments described in the Company Note (the “Conversion Price”).  The Company Note is convertible into shares of our common stock by Investor in eleven tranches consisting of an initial tranche of $217,500 plus interest and other amounts due which may be converted into shares of our common stock at the Conversion Price at any time on or after May 4, 2015 and ten additional tranches (each a “Subsequent Tranche”), two of which are in the amount of $105,000 plus interest and other amounts due and eight of which are in the amount of $157,500 plus interest and other amounts due.  Each Subsequent Tranche may not be converted into shares of our common stock unless the Investor has paid in full the Investor Note corresponding to such tranche, which payment requires our consent.  Subject to certain conditions based on the trading volume and trading price of our common stock, we may also elect to convert the entire outstanding balance under the Company Note into shares of our common stock at the Conversion Price.

If we fail to repay the Company Note when due, or if we are otherwise in default under the Company Note, at the option of Investor a default interest rate of 22% per annum will apply on all conversion eligible portions of the Company Note while the default continues.  In the event we are in default under the Company Note, the Investor also has the option to accelerate the note with the outstanding balance becoming immediately due and payable or increase the outstanding balance of the note by an amount of 5% or 15% depending on the particular default.  In addition, if we fail to issue stock to the

Investor within three trading days of receipt of a notice of conversion, we must pay a penalty equal to the greater of (i) $500 per day; or (ii) 2% of the product of (A) the number of shares to which Investor was entitled that were not issued on a timely basis; and (B) the closing sale price of the common stock on the trading day immediately preceding the last day for us to timely issue the shares.

The Company Note provides that the Investor maintains a right of offset that, under certain circumstances, permits the Investor to deduct amounts owed by us under the Company Note from amounts otherwise owed by Investor under the Investor Notes.  In addition, we are permitted at any time to deduct and offset any amount owing by the Investor under the Investor Notes from any amount owed by us under the Company Note.

The Company Note provides that Investor may not convert the Company Note in an amount which would cause Investor to own more than 4.99%, or if our market capitalization (as defined in the Company Note) is less than $10,000,000, more than 9.99%, of our outstanding common stock.

The Company paid Pyrenees Investments $20,000 as a finder’s fee (equal to 10% of the gross proceeds) in connection with the first closing and will pay Pyrenees Investments 10% of the gross proceeds as a finder’s fee for all subsequent closings under the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement, the Company Note, the Investor Notes and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03.

Item 3.02

Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 3.02.  The Company Note was issued to the Investor in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder for transactions not involving a public offering.  The Investor represented that it is an “accredited investor” as defined in Regulation D.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Securities Purchase Agreement dated as of November 4, 2014, entered into by and between the Company and Typenex Co-Investment, LLC.
10.2	Secured Convertible Promissory Note issued to Typenex Co-Investment, LLC on November 4, 2014.
10.3	Investor Note #1 issued to Company on November 4, 2014.
10.4	Investor Note #2 issued to Company on November 4, 2014.
10.5	Investor Note #3 issued to Company on November 4, 2014.
10.6	Investor Note #4 issued to Company on November 4, 2014.
10.7	Investor Note #5 issued to Company on November 4, 2014.
10.8	Investor Note #6 issued to Company on November 4, 2014.
10.9	Investor Note #7 issued to Company on November 4, 2014.
10.10	Investor Note #8 issued to Company on November 4, 2014.
10.11	Investor Note #9 issued to Company on November 4, 2014.
10.12	Investor Note #10 issued to Company on November 4, 2014.
10.13	Security Agreement dated as of November 4, 2014, entered into by Company in favor of Typenex Co-Investment, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	November 10, 2014	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer